Funds
GOVERNMENT OBLIGATIONS FUND
GOVERNMENT OBLIGATIONS TAX MANAGED FUND
MUNICIPAL OBLIGATIONS FUND
PRIME CASH OBLIGATIONS FUND
PRIME MANAGEMENT OBLIGATIONS FUND
PRIME OBLIGATIONS FUND
PRIME VALUE OBLIGATIONS FUND
TAX FREE OBLIGATIONS FUND
TREASURY OBLIGATIONS FUND



9 CHANGE IN INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM UNAUDITED
On August 18 2006 the
Funds Trustees upon the
recommendation of the Audit
 Committee and completion
of the audit
for July 31 2006 appointed
KPMG
LLP KPMG as the Funds
independent registered public
accounting firm for the fiscal
year ended July 31 2007 The
Funds previous independent
registered
public accounting firm
Deloitte & Touche LLP D&T
declined to stand for
reelection The previous
reports issued by
D&T on the Funds financial
statements
for the fiscal years ended
July 31 2005 and July 31
 2006 contained no adverse opinion
or disclaimer of opinion nor were
they qualified or modified
as
to uncertainty audit scope or
accounting principles During
the Funds fiscal years ended
July 31 2005 and July 31 2006
i there were no disagreements
with D&T on any matter of
accounting principles or
practices financial statement
disclosure or auditing scope or
procedure which disagreements
if not
resolved to the satisfaction of
D&T would have caused it to
make reference to the subject
matter of the disagreements in
connection with the reports
on
the financial statements for
such years and ii there were
no reportable events of the
kind described in Item 304a 1 v
of Regulation S-K under the
Securities Exchange Act of
1934 as amended
As indicted above the Funds
have appointed KPMG as the
independent registered public
 accounting firm to audit the
Funds financial statements
 for the
fiscal year ending July 31
2007 During the Funds fiscal
years ended July 31 2005 and
July 31 2006 and the interim
period commencing August 1
2006 and
ending September 22 2006
neither the Fund nor anyone on
its behalf has consulted KPMG
on items which i
concerned the application of
accounting
principles to a specified
transaction either completed
or proposed or the type of
audit opinion that might be
rendered on
the Funds financial statements or
ii concerned the subject of a
disagreement as defined in
paragraph a 1 iv of Item 304
of Regulation S-K or
reportable events as described in
paragraph a 1 v of said Item 304